UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2006
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 3, 2006, Superior Energy Services, Inc. (the “Company”) entered into that certain First Amendment (the “Amendment”) to Amended and Restated Credit Agreement, by and among the Company, as parent, SESI, L.L.C. (the “Borrower”), as borrower, JPMorgan Chase Bank, N.A., as agent, Wells Fargo Bank, N.A., as syndication agent, Whitney National Bank, as documentation agent, and the lenders party thereto.
     The Amendment permits the Borrower to refinance certain of its existing senior unsecured indebtedness and incur additional senior unsecured indebtedness of up to an aggregate principal amount of $300,000,000.
     The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of May 3, 2006, among SESI, L.L.C., as Borrower, Superior Energy Services, Inc., as Parent, JPMorgan Chase Bank, N.A., as Agent, Wells Fargo Bank, N.A., as Syndication Agent, Whitney National Bank, as Documentation Agent, and the other Lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: May 8, 2006

Exhibit Index
(c)	Exhibits.
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of May 3, 2006, among SESI, L.L.C., as Borrower, Superior Energy Services, Inc., as Parent, JPMorgan Chase Bank, N.A., as Agent, Wells Fargo Bank, N.A., as Syndication Agent, Whitney National Bank, as Documentation Agent, and the other Lenders party thereto.